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                                 EXHIBIT 99(c)
                          THE WILLIAMS COMPANIES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                               ADDITIONS
                                                           ------------------
                                                           CHARGED
                                                           TO COSTS
                                               BEGINNING     AND                                   ENDING
                                                BALANCE    EXPENSES    OTHER       DEDUCTIONS      BALANCE
                                               ---------   --------   -------      ----------      -------
                                                                       (MILLIONS)
Year ended December 31, 2001:
  Allowance for doubtful accounts --
     Accounts and notes receivable(a)........    $ 9.8      $ 99.2    $ 145.6(e)     $ (.4)(c)     $255.0
     Other noncurrent assets(a)..............       --       103.2         --           --          103.2
  Price-risk management credit reserves(a)...     60.9       728.5     (141.2)(f)       --          648.2
  Refining and processing plant major
     maintenance accrual(b)..................     13.9        10.2         --         11.1(d)        13.0
Year ended December 31, 2000:
  Allowance for doubtful accounts --
     Accounts and notes receivable(a)........      3.5         4.7         --         (1.6)(c)        9.8
  Price-risk management credit reserves(a)...     10.6        50.3         --           --           60.9
  Refining and processing plant major
     maintenance accrual(b)..................      7.6         8.4         --          2.1(d)        13.9
Year ended December 31, 1999:
  Allowance for doubtful accounts --
     Accounts and notes receivable(a)........     10.6         (.1)        --          7.0(c)         3.5
  Price-risk management credit reserves(a)...     13.0        (2.4)        --           --           10.6
  Refining and processing plant major
     maintenance accrual(b)..................      5.3         7.8        3.9(g)       9.4(d)         7.6

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(a)  Deducted from related assets.

(b)  Included in liabilities.

(c)  Represents balances written off, net of recoveries and reclassifications.

(d)  Represents payments made.

(e) Reflects a reclassification of the reserve related to Enron from Price-risk management credit reserves to Allowance for doubtful accounts -- Accounts and notes receivable (see Note 19 of Notes to Consolidated Financial Statements) and amounts related to acquisitions of businesses.

(f) Reflects a reclassification of the reserve related to Enron from Price-risk management credit reserves to Allowance for doubtful accounts -- Accounts and notes receivable (see Note 19 of Notes to Consolidated Financial Statements).

(g)  Primarily relates to acquisitions of businesses.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                     99(c)-1